ATTACHMENT I

HEALTHEQUITY, INC.
2014 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT
Pursuant to the Restricted Stock Unit Grant Notice (the “Grant Notice”) and this Restricted Stock Unit Award Agreement (this “Agreement”), HealthEquity, Inc. (the “Company”) has granted you a Restricted Stock Unit Award (this “Award”) under its 2014 Equity Incentive Plan (the “Plan”) for the number of Restricted Stock Units indicated in the Grant Notice.
If there is any conflict between the terms in this Agreement and the Plan, the terms of the Plan will control. Capitalized terms not explicitly defined in this Agreement or in the Grant Notice but defined in the Plan will have the same definitions as in the Plan.
The details of your Restricted Stock Unit Award, in addition to those set forth in the Grant Notice and the Plan, are as follows:
1.GRANT OF THE AWARD. This Award represents the right to be issued on a future date one (1) share of Common Stock for each Restricted Stock Unit that vests on the applicable vesting date(s) (subject to any adjustment under Section 3 below) as indicated in the Grant Notice. As of the Date of Grant, the Company will credit to a bookkeeping account maintained by or on behalf of the Company for your benefit (the “Account”) the number of Restricted Stock Units subject to the Award. This Award was granted in consideration of your services to the Company.
2.    VESTING. Subject to the limitations contained herein, your Award will vest as provided in your Grant Notice. Vesting will cease upon the termination of your Continuous Service. Upon such termination of your Continuous Service, the Restricted Stock Units credited to the Account that were not vested on the date of such termination will be forfeited at no cost to the Company and you will have no further right, title or interest in or to such underlying shares of Common Stock.
3.    NUMBER OF SHARES. The number of Restricted Stock Units subject to your Award may be adjusted from time to time for Capitalization Adjustments, as provided in the Plan. Any additional Restricted Stock Units, shares, cash or other property that becomes subject to the Award pursuant to this Section 3, if any, shall be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other Restricted Stock Units covered by your Award. Notwithstanding the provisions of this Section 3, no fractional shares or rights for fractional shares of Common Stock shall be created pursuant to this Section 3. Any fraction of a share will be rounded down to the nearest whole share.
4.    SECURITIES LAW COMPLIANCE. You may not be issued any shares of Common Stock under your Award unless the shares of Common Stock underlying the Restricted Stock Units are then registered under the Securities Act or, if not registered, the Company has determined that such issuance of the shares would be exempt from the registration requirements of the Securities Act. The issuance of shares of Common Stock must also comply with all other applicable laws and regulations governing the Award, and you shall not receive such Common Stock if the Company determines that such receipt would not be in material compliance with such laws and regulations.
5.    TRANSFER RESTRICTIONS. Prior to the time that shares of Common Stock have been delivered to you, you may not transfer, pledge, sell or otherwise dispose of this Award or the shares issuable in respect of your Award, except as expressly provided in this Section 5. For example, you may not use shares that may be issued in respect of your Restricted Stock Units as security for a loan. The restrictions on transfer set forth herein will lapse upon delivery to you of shares in respect of your vested Restricted Stock Units.

a.    Domestic Relations Orders. Upon receiving written permission from the Board or its duly authorized designee, and provided that you and the designated transferee enter into transfer and other agreements required by the Company, you may transfer your right to receive the distribution of Common Stock or other consideration hereunder, pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulation 1.421-1(b)(2) that contains the information required by the Company to effectuate the transfer. You are encouraged to discuss the proposed terms of any division of this Award with the Company prior to finalizing the domestic relations order or marital settlement agreement to help ensure the required information is contained within the domestic relations order or marital settlement agreement.
b.    Beneficiary Designation. Upon receiving written permission from the Board or its duly authorized designee, you may, by delivering written notice to the Company, in a form approved by the Company, designate a third party who, on your death, will thereafter be entitled to receive the shares issuable in respect of your Award. In the absence of such a designation, your executor or administrator of your estate will be entitled to receive any Common Stock or other consideration that vested but was not issued before your death.
6.    DATE OF ISSUANCE.
a.    In the event one or more Restricted Stock Units vest, the Company shall issue to you one (1) share of Common Stock for each Restricted Stock Unit that vests as soon as administratively possible following the applicable vesting date(s) (subject to any adjustment under Section 3 above). The issuance date determined by this paragraph is referred to as the “Original Issuance Date”.
b.    If the Original Issuance Date falls on a date that is not a business day, delivery shall instead occur on the next following business day.
c.    The form of delivery (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.
7.    DIVIDENDS. You shall receive no benefit or adjustment to your Award with respect to any cash dividend, stock dividend or other distribution that does not result from a Capitalization Adjustment.
8.    RESTRICTIVE LEGENDS. The shares of Common Stock issued under your Award shall be endorsed with appropriate legends as determined by the Company.
9.    AWARD NOT A SERVICE CONTRACT. This Agreement is not an employment or service contract, and nothing in this Agreement will be deemed to create in any way whatsoever any obligation on your part to continue in the service of the Company or an Affiliate, or of the Company or an Affiliate to continue your service. In addition, nothing in this Agreement will obligate the Company or an Affiliate, their respective stockholders, boards of directors, officers or employees to continue any relationship that you might have as an employee, Director of or Consultant for the Company or an Affiliate.
10.    WITHHOLDING OBLIGATIONS.
a.    On or before the time you receive a distribution of the shares of Common Stock underlying your Award, and at any other time as reasonably requested by the Company in accordance with applicable tax laws, you hereby agree to make adequate provision in cash for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Affiliate that arise in connection with your Award (the “Withholding Taxes”) measured based on the Fair Market Value of such shares of Common Stock as of the trading day immediately preceding the day shares of Common Stock are vested. In satisfaction of such Withholding Taxes and in accordance with the Sell to Cover Election included in the Grant Notice, you have irrevocably elected to sell the portion of the shares of Common Stock to be delivered underlying your Award necessary so as to satisfy the Withholding Taxes and shall execute any letter of instruction or agreement required by E*Trade Securities LLC or any other stock plan service provider or brokerage firm designated by the Company for such purposes (the “Agent”) to cause the Agent to irrevocably commit to forward the proceeds necessary to satisfy the Withholding Taxes directly to the Company and/or its Affiliates.

Notwithstanding any other provision of this Agreement, the Company shall not be obligated to deliver any new certificate representing shares of Common Stock to you or to your legal representative or enter such shares of Common Stock in book entry form unless and until you or your legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes, including payroll taxes, applicable to your taxable income resulting from the grant or vesting of the Restricted Stock Units or the issuance of shares of Common Stock. In accordance with your Sell to Cover Election pursuant to the Grant Notice, you hereby acknowledge and agree:
1)    You hereby irrevocably appoint the Agent as your agent and authorize the Agent to (A) sell on the open market at the then prevailing market price(s), on your behalf, as soon as practicable on or after the shares of Common Stock are issued upon the vesting of the Restricted Stock Units, that number (rounded up to the next whole number) of shares of Common Stock so issued necessary to generate proceeds to cover (x) any tax withholding obligations incurred with respect to such vesting or issuance and (y) all applicable fees and commissions due to, or required to be collected by, the Agent with respect thereto and (B) apply any remaining funds to your brokerage account.
2)    Your hereby authorize the Company and the Agent to cooperate and communicate with one another to determine the number of shares of Common Stock that must be sold pursuant to subsection (1) above.
3)    You understand that the Agent may effect sales as provided in subsection (1) above in one or more sales and that the average price for executions resulting from bunched orders will be assigned to your account. In addition, you acknowledge that it may not be possible to sell shares of Common Stock as provided by subsection (1) above due to (A) a legal or contractual restriction applicable to you or the Agent, (B) a market disruption, or (C) rules governing order execution priority on the national exchange where the shares of Common Stock may be traded. In the event of the Agent’s inability to sell shares of Common Stock, you will continue to be responsible for the timely payment to the Company and/or its Affiliates of all federal, state, local and foreign taxes that are required by applicable laws and regulations to be withheld, including but not limited to those amounts specified in subsection (1) above.
4)    You acknowledge that regardless of any other term or condition of this Section 10(a), the Agent will not be liable to you for (A) special, indirect, punitive, exemplary, or consequential damages, or incidental losses or damages of any kind, or (B) any failure to perform or for any delay in performance that results from a cause or circumstance that is beyond its reasonable control.
5)    You hereby agree to execute and deliver to the Agent any other agreements or documents as the Agent reasonably deems necessary or appropriate to carry out the purposes and intent of this Section 10(a). The Agent is a third-party beneficiary of this Section 10(a).
6)    This Section 10(a) shall terminate no earlier than the date on which all tax withholding obligations arising in connection with the vesting of the Award have been satisfied.
b.    Notwithstanding the foregoing, in the event that your Sell to Cover Election cannot be effected in such manner that would be consistent with maintaining an affirmative defense under Rule 10b5-1 or consistent with applicable local law (as determined by the Company in its sole discretion), then such transactions shall not occur and the Company or any Affiliate may, in its sole discretion, satisfy all or any portion of the Withholding Taxes obligation relating to your Award by any of the following means or by a combination of such means: (i) withholding from any compensation otherwise payable to you by the Company; (ii) causing you to tender a cash payment; or (iii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to you in connection with the Award with a Fair Market Value (measured as of the date shares of Common Stock are issued to pursuant to Section 6) equal to the amount of such Withholding Taxes; provided, however, that the number of such shares of Common Stock so withheld will not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the minimum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income; and provided, further, that to the extent necessary to qualify for an exemption from application of Section 16(b) of the Exchange Act, if applicable, such share withholding procedure will be subject to the express prior approval of the Company’s Compensation Committee.

c.    Unless the tax withholding obligations of the Company and/or any Affiliate are satisfied, the Company shall have no obligation to deliver to you any shares of Common Stock.
d.    In the event the Company’s obligation to withhold arises prior to the delivery to you of shares of Common Stock or it is determined after the delivery of shares of Common Stock to you that the amount of the Company’s withholding obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.
11.    TAX CONSEQUENCES. You hereby agree that the Company does not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes your tax liabilities. You will not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from your Award or your other compensation.
12.    NOTICES. Any notices provided for in your Award or the Plan will be given in writing (including electronically) and will be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Award by electronic means or to request your consent to participate in the Plan by electronic means. By accepting this Award, you consent to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
13.    UNSECURED OBLIGATION. Your Award is unfunded, and as a holder of a vested Award, you shall be considered a general, unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares or other property pursuant to this Agreement.
14.    GOVERNING PLAN DOCUMENT. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. If there is any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan will control. In addition, your Award (and any compensation paid or shares issued under your Award) is subject to recoupment in accordance with The Dodd–Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any clawback policy adopted by the Company and any compensation recovery policy otherwise required by applicable law.
15.    OTHER DOCUMENTS. You hereby acknowledge receipt of and the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Plan prospectus. In addition, you acknowledge receipt of the Company’s policy permitting certain individuals to sell shares only during certain “open window” periods under, and as otherwise permitted by, the Company’s insider trading policy, in effect from time to time.
16.    EFFECT ON OTHER EMPLOYEE BENEFIT PLANS. The value of this Award will not be included as compensation, earnings, salaries, or other similar terms used when calculating your benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.
17.    VOTING RIGHTS. You will not have voting or any other rights as a stockholder of the Company with respect to the shares of Common Stock to be issued pursuant to this Award until such shares are issued to you. Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company. Nothing contained in this Award, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

18.    SEVERABILITY. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
19.    MISCELLANEOUS.
a.    The rights and obligations of the Company under your Award will be transferable to any one or more persons or entities, and all covenants and agreements hereunder will inure to the benefit of, and be enforceable by, the Company’s successors and assigns.
b.    You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.
c.    You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.
d.    This Agreement will be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
e.    All obligations of the Company under the Plan and this Agreement will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
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This Restricted Stock Unit Award Agreement will be deemed to be signed by you upon the signing by you of the Restricted Stock Unit Grant Notice to which it is attached.

ATTACHMENT II
EQUITY INCENTIVE PLAN
(SEE ATTACHED)

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